As filed with the Securities and Exchange Commission on June 3 , 2011
Registration No. 333-165406

U. S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

———————
AMENDMENT NO.  3 TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
———————

Frozen Food Gift Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	5961	27-1668227
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

301 Fourth Street, #20, Annapolis, MD 21403
866-492-7826

With Copies to:
Donald G. Davis, Esq.
Davis & Associates
PO Box 12009
Marina Del Rey, CA 90295
(310) 823-8300

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
———————

Jonathan F. Irwin, Chief Executive Officer
301 Fourth Street, #20, Annapolis, MD 21403
866-492-7826
(Name, address, including zip code, and telephone number, including area code, of agent for service)
———————
Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
———————
Approximate Date of Commencement of Proposed Sale to the Public: from time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☑

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered (1)	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common stock, $0.00001 par value	8,000,000	$.05	$400,000	$28.52
Total			$400,000	$28.52

(1)	These shares will be sold at this fixed price of $0.05 until the common stock becomes quoted on the Over-the-Counter (“OTC”) Bulletin Board or listed on a securities exchange.

(2)	Registration fee previously paid with original filing.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION
DATED  JUNE 3 , 2011

PROSPECTUS
FROZEN FOOD GIFT GROUP
8,000,000 Shares of Common Stock

This prospectus (the “Prospectus”) relates to the sale of 8,000,000 shares of our common stock, par value of $0.00001, by certain individuals and entities who beneficially own shares of our common stock. The offering price per share is a fixed price of $0.05. The shares will be sold at the fixed price of $0.05 until the common stock becomes quoted by a market maker on the Over-the-Counter Bulletin Board. We will file a post-effective amendment to reflect the change to a market price when the shares are quoted by a market maker on a securities exchange.

To be quoted on the Over-the-Counter Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. To date, we have not engaged a market maker to apply for quotation on the OTC Bulletin Board on our behalf.

The shares are not currently quoted by a market maker on any stock exchange. However we will seek to have the shares quoted by a market maker on the OTC Bulletin Board immediately following the effectiveness of this registration statement.

There is no guarantee our securities will ever trade on the OTC Bulletin Board or any other securities exchange. Assuming that a public market for our shares develops and is maintained, it is anticipated that the Selling Shareholders will offer shares in market transactions through FINRA member brokerage firms, and from time to time will sell some or all of the shares being offered. The initial offering price may not reflect the market price of our shares after the offering. There is no minimum purchase requirement for prospective Shareholders. We are paying the expenses of, but are not receiving any proceeds from, this Offering.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 4 TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OF ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

The date of this Prospectus is June __ , 2011

TABLE OF CONTENTS

Prospectus Summary	1
About this Offering	2
Summary Financial and Operating Information	3
Risk Factors	4
Forward Looking Statements	4
Use of Proceeds	4
Determination of Offering Price	4
Selling Stockholder	9
Plan of Distribution	10
Legal Proceedings	12
Directors, Executive Officers, Promoters and Control Persons	12
Committees; Audit Committee Financial Expert.	13
Security Ownership of Certain Beneficial Owners and Management	14
Description of Securities to be Registered	15
Interests of Named Experts and Counsel	16
Disclosure of SEC Position of Indemnification for Securities Act Liabilities	16
Experts	16
Validity of Securities	16
Description of Business	17
Note Regarding Forward-Looking Statements	22
Management’s Discussion and Analysis of Financial Condition and Results of Operations	23
Description of Property	26
Certain Relationships and Related Transactions	26
Executive Compensation	27
Compensation of Directors	30
Index to Financial Statements	F-1

GENERAL

As used in this Prospectus, references to “the Company,” “Frozen Food” “we”, “our,” “ours” and “us” refer to Frozen Food Gift Group, Inc., unless otherwise indicated. In addition, any references to our “financial statements” are to our consolidated financial statements except as the context otherwise requires.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the common stock. You should carefully read the entire Prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision.

Corporate Background and Our Business

The Company is a development stage company that has only modest revenues to date.

The Company is an e-commerce retailer that sells and ships frozen ice cream desserts throughout the US to both consumer and business customers. The products are typically purchased as mail order gifts. Common purchase occasions include birthdays, holidays and thank you gifts. Orders can be placed twenty-four hours a day through the company’s online store.

Our current headquarters are located at 301 Fourth Street, #20, Annapolis, MD 21403. Our website is located at www.SendaScoop.com. Our telephone number is 866-492-7826.

Going Concern

Our financial statements have been prepared assuming we will continue as a going concern. The Company has experienced a loss from operations during its development stage as a result of its investment necessary to achieve its operating plan, which is long-range in nature.

The Company's ability to continue as a going concern is contingent upon its ability to attain profitable operations by securing financing and implementing its business plan. Management has been able, thus far, to finance the losses of the business through private placements of its common stock and the issuance of debt.

ABOUT THIS OFFERING

Common Stock outstanding prior to the offering	112,426,666

Common stock to be sold by the selling stockholder	8,000,000

Common Stock to be outstanding after the offering	112,426,666

Use of proceeds	We will not receive any proceeds from the sale of the common stock hereunder.

SUMMARY FINANCIAL AND OPERATING INFORMATION

The following selected financial information is derived from the Company’s Financial Statements appearing elsewhere in this Prospectus and should be read in conjunction with the Company’s Financial Statements, including the notes thereto, appearing elsewhere in this Prospectus.

Summary of Operations
For the Years ended December 31, 2010 and 2009
	2010	2009
Total Revenue	$101,624	$0
Loss from operations	$(357,090)	$(336,111)
Net loss	$(357,090)	$(336,111)
Net loss per common share (basic and diluted)	$0	$0
Weighted average common shares outstanding	212,510,840	$201,268,174

Statement of Financial Position
For the Years ended December 31, 2010 and 2009
	2010	2009
Cash	$1,409	$13,114
Total assets	$5,092	$104,781
Total current liabilities	$600,002	$339,900
Total liabilities	$600,002	$339,900
Stockholders’ equity (deficit)	$(592,097)	$(235,119)

RISK FACTORS

The shares of our common stock being offered for resale by the selling security holder are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, the trading price of our common stock could decline and you may lose all or part of your investment.

We have been the subject of a going concern opinion by our independent auditors who have raised substantial doubt as to our ability to continue as a going concern.

Our financial statements have been prepared assuming we will continue as a going concern. The Company has experienced a loss from operations during its development stage as a result of its investment necessary to achieve its operating plan, which is long-range in nature.  For the period from inception to December 31 , 2010, the Company incurred a net loss of approximately $693,201 .  The Company's ability to continue as a going concern is contingent upon its ability to attain profitable operations by securing financing and implementing its business plan.  In addition, the Company's ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which the Company operates.  The Company’s financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustment that might result from the outcome of this uncertainty. Assurances cannot be given that adequate financing can be obtained to meet our capital needs, which we estimate at $250,000. If we are unable to generate profits and unable to continue to obtain financing to meet our working capital requirements, we may have to curtail our business sharply or cease operations altogether. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis to retain our current financing, to obtain additional financing, and, ultimately, to attain profitability. Should any of these events not occur, we will be adversely affected and we may have to cease operations.

Management has been able, thus far, to finance the losses and the growth of the business, through private placements of its common stock and the issuance of debt. The Company is continuing to attempt to increase what to date have been modest revenues.

As a development stage company, our business and prospects are difficult to evaluate because we have minimal operating history and our business model is evolving, an investment in us is considered a high-risk investment whereby you could lose your entire investment.

The Company is currently operating at a loss, and there is no assurance that the business development plans and strategies of the Company will ever be successful, or that the Company will ever be able to operate profitably. If we cannot operate profitably, you could lose your entire investment. We may not generate revenues in the next twelve months sufficient to support our operations and therefore may rely solely on the cash we raise from investments.

We may be unable to manage growth, which may impact our potential profitability.

Successful implementation of our business strategy requires us to manage our growth. Growth could place an increasing strain on our management and financial resources. To manage growth effectively, we will need to:

●	Establish definitive business strategies, goals and objectives
●	Maintain a system of management controls
●	Attract and retain qualified personnel, as well as, develop, train and manage management-level and other employees

If we fail to successfully respond to and manage changing business conditions, or the scale of our products, services and operations, then our business, financial condition or operating results could be materially harmed, and our stock price may decline.

If we are unable to obtain additional financing or generate revenue we will not have sufficient cash to continue operations.

We anticipate raising additional funds through public or private financing, strategic relationships or other arrangements in the near future to support our business operations; however we currently do not have commitments from third parties for additional capital. We cannot be certain that any such financing will be available on acceptable terms, or at all, and our failure to raise capital when needed would limit prevent our ability to continue our operations. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on our financial performance, results of operations and stock price and require us to curtail or cease operations, sell off our assets, seek protection from our creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of our common stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary to raise additional funds, may require that we relinquish valuable rights.

We are dependent upon external financing to fund our ongoing operations and implement our business plan.

Currently, we are dependent upon external financing to fund our operations. It is imperative that we receive this external financing to implement our business plan and to finance ongoing operations. New capital may not be available and adequate funds may not be sufficient for our operations, and may not be available when needed or on terms acceptable to our management. Our failure to obtain adequate additional financing may require us to delay, curtail or scale back some or all of our operations and may hinder our ability to expand or continue our business.

We rely on a Single  Independent Supplier and, as a result, are exposed to potential disruptions in product supply.

The Company utilizes a single vendor to handle all operational functions including customer service, production, order processing, order customization, packaging and shipping of its ice cream orders under the Company’s private label.  We could experience difficulties with this supplier, including reductions in the availability of product capacity, failure to meet our requirements, failure to meet deadlines or increased supply costs. This could result in future customers canceling orders, refusing to accept deliveries or demanding reductions in purchase prices, any of which could have a negative impact on our cash flow and harm our business. However, there are many other vendors available to provide similar inventory and service at competitive pricing, were the Company to lose its relationship with its current vendor.

We will face intense competition, including competition from companies with significantly greater resources than ours, and if we are unable to compete effectively with these companies, our business could be harmed.

We face intense competition in the food gift industry from other established companies. We have limited product sales and brand equity. Many of our competitors have significantly greater financial, technological, marketing and distribution resources than we do. Their greater capabilities in these areas enable them to better withstand periodic downturns in the industry, compete more effectively on the basis of price and production and more quickly develop new products. In addition, new companies may enter the markets in which we expect to compete, further increasing competition in our industry.

We have arbitrarily determined the offering price of our common stock and the value of our stock does not necessarily reflect our book value.

We arbitrarily selected the offering price for the common stock. Our establishment of the offering price of the shares has not been determined by negotiation with an underwriter as is customary in underwritten public offerings. The offering price does not bear any relationship whatsoever to our assets, earnings, book value or any other objective standard of value. Therefore, investors may be unable to recoup their investment if the value of our securities does not materially increase. Among the factors we considered in determining the offering price were our lack of operating history, our succession of losses to date, or lack of liquid assets, and our continuing need for outside capital through the sale of equity or assumption of debt in order to keep operating our business.

There is currently no market for our common stock.

Our common stock is not currently traded on an exchange; there is no guarantee that our shares will ever trade on the OTC Bulletin Board or on any other securities exchange. The shares will be sold at the fixed price of $0.05 until the common stock becomes quoted by a market maker on the Over-the-Counter Bulletin Board. We will file a post-effective amendment to reflect the change to a market price when the shares are quoted by a market maker on a securities exchange.

To be quoted on the Over-the-Counter Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. To date, we have not engaged a market maker to apply for quotation on the OTC Bulletin Board on our behalf. The shares are not currently quoted by a market maker on any stock exchange. However we will seek to have the shares quoted by a market maker on the OTC Bulletin Board immediately following the effectiveness of this registration statement.

Because of this limited liquidity, stockholders may be unable to sell their shares. Moreover, once our shares are registered on the OTC Bulletin Board, sales or purchases of relatively small blocks of common stock could have a significant impact on the price at which our common stock is traded. The trading price of our common stock may be affected by a number of factors, including events described in the Risk Factors set forth in this Prospectus, as well as our operating results, financial condition, public announcements by us, general conditions in the food gift industry, and other events or factors. In a volatile market, we may experience wide fluctuations in the market price of our common stock. These fluctuations may have a negative effect on the market price of our common stock.
We could fail to retain our Chief Executive Officer, which could be detrimental to our operations.

Our success largely depends on the efforts and abilities of our Chief Executive Officer, Jonathan F. Irwin. We do not have an employment agreement with Mr. Irwin, nor do we carry key man insurance on his life. The loss of his services could materially harm our business because of the cost and time necessary to find his successor.

Trading of our stock may be restricted by the Securities Exchange Commission’s penny stock regulations, which may limit a stockholder’s ability to buy and sell our stock.

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth exclusive of home in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FORWARD LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain certain forward-looking statements and are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Statements that are not based on historical facts, which can be identified by the use of such words as “likely,” “will,” “suggests,” “target,” “may,” “would,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” and similar expressions and their variants, are forward-looking. Such statements reflect our judgment as of the date of this prospectus and they involve many risks and uncertainties, including those described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These risks and uncertainties could cause actual results to differ materially from those predicted in any forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We undertake no obligation to update forward-looking statements.

USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the account of the selling stockholder. We will not receive any of the proceeds from the sale of these shares.

DIVIDEND POLICY

We have never declared dividends or paid cash dividends on our common stock and our board of directors does not intend to distribute dividends in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

DETERMINATION OF OFFERING PRICE

Our common stock is presently not traded on any market or securities exchange. The fixed offering price of $0.05 may not reflect the market price of our shares after the offering. The offering price does not bear any relationship whatsoever to our assets, earnings, book value or any other objective standard of value. We selected the price for the common stock based upon the size of our market, our perception of our own uniqueness in the market and our beliefs about trends in our industry. Among the other factors we considered in determining the offering price that served to decrease it significantly were our lack of operating history, our succession of losses to date, or lack of liquid assets, and our continuing need for outside capital through the sale of equity or assumption of debt in order to keep operating our business.

DILUTION

The shares that are currently being registered under this registration statement have already been issued and are currently outstanding. Therefore, there will be no dilutive impact on the Company’s current shareholders as a result of re-sales by the selling shareholders of their shares under this registration statement.

However, on the Company’s books, the value of the shares issued to all shareholders by the Company to date, including the shares registered for resale hereunder, has been revalued and reduced from $0.05 per share to $0.00001 per share, in recognition of the startup nature of the Company at the time of the original issuance of such shares.

As a result, purchasers of the Shares registered by this offering will pay $0.05 per share acquired,  resulting in an immediate gain to selling shareholders of $0.0049 per share based on the revalued and reduced value of their shares.

If the company finds it necessary to raise additional funds, dilution may occur to some or all existing shareholders, including purchasers of shares offered in this offering, depending upon the price at which such shares are sold in the future. In addition, under a July, 2010 letter agreement with ANP Industries, Inc., over a period extending through July 1, 2012, if the Company issues additional shares, the Company has committed to also issue additional shares to ANP Industries, Inc. in order to maintain total shares issued to ANP Industries, Inc. at 9.99% of outstanding shares, in consideration for the rendering of on going consulting services which are being rendered by ANP Industries, Inc. to the Company through July 1, 2012.  The issuance of such shares would likely also result in further dilution to existing shareholders.

SELLING STOCKHOLDERS

The following table presents information regarding the Selling Security Holders and their relationship to Frozen Food Gift Group.

(A) Selling Securities Holders	Relationship to Issuer	(B) Shares Beneficially Owned Before the Offering	(C) Percentage of Outstanding Shares Beneficially Owned Before the Offering (1)	(D) Shares to be sold in the Offering (2)

Joseph Vicente	Director	5,000,000	4.4%	5,000,000
John J. Berkeridge, Jr.	Director	1,000,000	.09%	1,000,000
Joseph Masters	Shareholder	950,000	.08%	950,000
Phillip Nagele	Shareholder	950,000	.08%	950,000
Jack Gruber	Shareholder	100,000	0.01%	100,000
TOTALS		8,000,000		8,000,000
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(1)
Applicable percentage of ownership is based on 112,426,666 shares of our common stock outstanding as of December 31, 2010. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Note that affiliates are subject to Rule 144 and Insider trading regulations - percentage computation is for form purposes only.

(2)	All of the shares currently owned by each of the selling security holders are being registered in this offering.

PLAN OF DISTRIBUTION
The shares will be sold at the fixed price of $0.05 until the common stock becomes quoted by a market maker on the Over-the-Counter Bulletin Board. We will file a post-effective amendment to reflect the change to a market price if and when the shares are quoted by a market maker on the Over the Counter Bulletin Board.

To be quoted on the Over-the-Counter Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. To date, we have not engaged a market maker to apply for quotation on the OTC Bulletin Board on our behalf.

The shares are not currently quoted by a market maker on any stock exchange. However we will seek to have the shares quoted by a market maker on the Over-the-Counter-Bulletin Board immediately following the effectiveness of this registration statement. Each selling stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of the shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares.

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

●	Any other method permitted pursuant to applicable law.

The selling stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholder does not expect these commissions and discounts relating to its sales of shares to exceed what are customary in the types of transactions involved.

In connection with the sale of our common stock or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholder may also sell shares of our common stock short and deliver these securities to close out its short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The selling stockholder and any broker-dealers that act in connection with the sale of the shares might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by such broker-dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The selling stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act. If the selling stockholder is deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, the selling stockholder will be subject to the prospectus delivery requirements of the Securities Act.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling stockholder may be subject to applicable provisions of the Exchange Act and the rules and regulations there under, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder and have informed the selling stockholder of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

We will not receive any proceeds from the sale of the shares by the selling stockholders.

LEGAL PROCEEDINGS

The Company is not a party to any legal proceedings.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and positions of our executive officer and directors. Our directors are elected at our annual meeting of stockholders and serve for one year or until successors are elected and quality. Our Board of Directors elects our officer, and the term of office is at the discretion of the Board, except to the extent governed by an employment contract.

Our directors’ and executive officers’ ages and positions are as follows:

Name	Age	Position with the Company
Matthew L. Schissler	39	Director and Chairman
Joseph Vicente	47	Director
John J. Berkeridge, Jr.	33	Director
Jonathan F. Irwin	40	Chief Executive Officer, Principal Financial Officer, Principal Accounting Officer

Matthew L. Schissler is our Chairman of the Board and a founder of the Company. Mr. Schissler has served with the Company since its inception. He also serves as the Chairman of the Board and Chief Executive Officer of Cord Blood America, Inc. and has done so since January 2003. Cord Blood America is a public company listed on the Over-the-Counter-Bulletin Board.  He currently also holds positions as Managing Member of Pyrenees Investments, LLC, and Pyrenees Consulting, LLC, From April 2001 until January 2003, Mr. Schissler was the President and Chief Executive Officer of RainMakers International, an advertising agency that he founded.

John J. Berkeridge, Jr. is employed by Penske Truck Leasing as an Executive National Account Manager, where he has worked since February 2000.

Joseph R. Vicente is a Director and Chief Operating Officer for Cord Blood America, Inc., public company listed on the OTCBB (Symbol: CBAI). He has served in that position since November 2004. From July 2002 through October 2004, Mr. Vicente was an independent consultant where he provided strategic consulting services to organizations on acquisitions, operational practices and efficiencies, and sales management. From July 1993 through April 2002, he was a Senior Vice President at TMP Worldwide, Inc. where he held various strategic, operational, and sales management positions.

Jonathan F. Irwin is our Chief Executive Officer and a founder of the Company. Mr. Irwin has served with the Company since its inception. Prior to joining the Company, from June 2004 to July 2009, he was the President of RoadRunner Advertising, Inc., an advertising agency that he founded. From April 1996 to June 2004, Mr. Irwin was the President of UR Media Group, a collegiate marketing firm that he founded. Mr. Irwin also serves as the Company’s Principal Financial Officer and Principal Accounting Officer. Mr. Irwin has 14 years of experience in finance and accounting, in addition to earning a Masters in Business Administration in Finance from Loyola University Maryland.

Involvement in Certain Legal Proceedings

Neither our officer nor directors, promoters or control persons have been involved in the past ten years in any of the following:

(1)	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(2)	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)
Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

(4)
Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Committees : Audit Committee Financial Expert.

The Company does not currently have an Audit Committee.

Code of Ethics

We adopted a Code of Ethics on April 10, 2009 that applies to our directors and principal executive officer. The Code of Ethics is attached as Exhibit 14.1 to this registration statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of December 31, 2010, with respect to the beneficial ownership (1) of the Company’s outstanding Common Stock by (i) any holder of more than five (5%) percent; (ii) the Company’s executive officer and directors; and (iii) the Company’s directors and executive officer as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. Unless otherwise indicated, the address of each stockholder listed in the table is c/o Frozen Food Gift Group, Inc., 301 Fourth Street, #20, Annapolis, MD 21403.

Stock Class	Name	Number of Shares	Percent
	Officers and Directors
Common	Matthew L. Schissler, Chairman	46,592,000	41.4%
Common	Jonathan F. Irwin, CEO	46,592,000	41.4%
Common	Joseph Vicente, Director	5,000,000	4.4%
Common	John J. Berkeridge, Jr., Director	1,000,000.009%
	Officers and Directors as a Group	99,184,000	88%

	5% or More Shareholders
Common	ANP Industries, Inc.	11,231,424	9.99%
.———————
*	Less than 1% of the outstanding common stock.
**
ANP Industries, Inc., is a privately owned corporation controlled by Christian G. Davis, in the business of business consulting.  Christian G. Davis is the principal shareholder and officer and is not an affiliate of the Company or its management.  Donald G. Davis, a consultant to ANP Industries, Inc. and a family member of Christian G. Davis, is the founder and principal of Davis & Associates, the Company’s outside transactional legal counsel, and is not an affiliate of the Company.

(1)
Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. No shares that are beneficially held by beneficial owners or management are attributable to any convertible securities. Shares of common stock subject to options, warrants, or convertible debt currently exercisable or convertible, or exercisable or convertible within 60 days of December 31, 2010 are deemed outstanding for computing the percentage of the person holding such option or warrant. Percentages are based on a total of 112,426,666 shares of common stock outstanding on December 31, 2010, and shares issuable upon the exercise of options, warrants exercisable, and debt convertible on or within 60 days of December 31, 2010, as described above. The inclusion in the aforementioned table of those shares, however, does not constitute an admission that the named shareholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, to our knowledge based upon information produced by the persons and entities named in the table, each person or entity named in the table has sole voting power and investment power, or shares voting and/or investment power with his or her spouse, with respect to all shares of capital stock listed as owned by that person or entity.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

The following description of our capital stock and the provisions of our Articles of Incorporation and By-Laws, each as amended, is only a summary.

Our Articles of Incorporation authorize the issuance of 20,000,000,000 shares of common stock, $0.00001 par value per share. As of December 31, 2010 there were 112,426,666 outstanding shares of common stock. We are not authorized to issue shares of preferred stock and to date we have not issued any shares of preferred stock. Set forth below is a description of certain provisions relating to our capital stock.

Common Stock

Each outstanding share of common stock has one vote on all matters requiring a vote of the stockholders. There is no right to cumulative voting; thus, the holder of fifty percent or more of the shares outstanding can, if they choose to do so, elect all of the directors. In the event of a voluntary or involuntary liquidation, all stockholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of the common stock have no preemptive rights with respect to future offerings of shares of common stock. Holders of common stock are entitled to dividends if, as and when declared by the Board out of the funds legally available therefore. It is our present intention to retain earnings, if any, for use in its business. The payment of dividends on the common stock is, therefore, unlikely in the foreseeable future.

Preferred Stock

We have no shares of preferred stock authorized.

Dividend Policy

We currently intend to retain any earnings for use in our business, and therefore do not anticipate paying cash dividends in the foreseeable future

Anti-Takeover Effects Of Provisions of the Articles of Incorporation Authorized and Unissued Stock

The authorized but unissued shares of our common stock are available for future issuance without our stockholders’ approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of the Company that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the Company’s Board of Directors’ desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

The existence of authorized but unissued and unreserved shares of preferred stock may enable the Board of Directors to issue shares to persons friendly to current management which would render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of our management.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a material interest, in the registrant or any of its parents or subsidiaries.

DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify our directors and officers of from and against certain claims arising from or related to future acts or omissions as a director or officer of the Company. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of Frozen Food Gift Group, Inc. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered) we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXPERTS

The audited financial statements included in this prospectus and elsewhere in the registration statement for the fiscal years ended December 31, 2010 and 2009 have been audited by David Aronson, CPA. The reports of David Aronson, CPA are included in this prospectus in reliance upon the authority of this firm as experts in accounting and auditing.

VALIDITY OF SECURITIES

The opinion regarding validity of the shares offered herein has been provided by Thomas Sippel of the Law Offices of Gill Sippel & Gallagher , and has been filed with the Registration Statement.

DESCRIPTION OF BUSINESS

Overview

Frozen Food Gift Group, Inc. is a Delaware corporation, which was formed in January 2009. The Company currently does business as, SendaScoop.com (“SendaScoop”).

The Company is an e-commerce retailer that sells and ships frozen desserts, particularly ice cream, throughout the US to both consumer and business customers. The products are typically purchased as mail order gifts. Common purchase occasions include birthdays, holidays and thank you gifts.  Orders can be placed twenty-four hours a day through the company’s online store.

The Company utilizes a single vendor to handle all operational functions including customer service, production, order processing, order customization, packaging and shipping. Ice cream is our main product, and it is produced via a private label arrangement with an ice cream producer. There are other vendors available to provide similar inventory and service at similar pricing, were the Company to lose its relationship with its current vendor. The Company handles the administrative and marketing functions of the business internally with one full-time employee and four Independent Contractors.

Our financial statements have been prepared assuming we will continue as a going concern. The Company has experienced a loss from operations during its development stage as a result of its investment necessary to achieve its operating plan, which is long-range in nature. For the period from inception to December 31, 2010 ,  the Company incurred a net loss of approximately $693,201 . In addition, the Company's ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which the Company operates. The Company’s financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustment that might result from the outcome of this uncertainty. Assurances cannot be given that adequate financing can be obtained to meet our capital needs, which we estimate at $250,000. If we are unable to generate profits and to continue to obtain financing to meet our working capital requirements, we may have to curtail our business sharply or cease operations altogether. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis to retain our current financing, to obtain additional financing, and, ultimately, to attain profitability. Should any of these events not occur, we will be adversely affected and we may have to cease operations.

Management has been able, thus far, to finance the losses and the growth of the business, through private placements of its common stock and the issuance of debt.

Industry Background

The Company operates in the mail order food gift category. The Internet allows for easy entry into the industry through the use of an e-commerce website.  The industry is fragmented and is composed of hundreds of competing companies of varying sizes from mom-and-pops to large national companies

The Internet has had a tremendous impact on the mail order food gift industry. Prior to the proliferation of the web, food gift companies carried large overhead due largely to the necessity to mail a high quality paper catalog and also to retain a large customer service staff to process orders.

We believe that the Internet allows small startups to successfully compete with much larger competitors.

Customers

The Company sells its products to both consumer and business customers. We believe that virtually every American is familiar with frozen desserts and ice cream, thus our potential customer base is widely spread among numerous demographic categories.

We believe that our product is attractive to consumers looking for a creative way to celebrate and recognize any number of occasions including birthdays, anniversaries and holidays.

We believe that our product is attractive to business customers looking for a creative way to thank its customers, its employees, and for general workplace celebrations.

Products

Customers can choose from numerous frozen dessert gift options including ice cream cakes, ice cream sundae party boxes and ice cream cone party boxes.

Our products’ prices range from $35.95 to $95.95. Each package contains all items required to enjoy the product such as spoons, plates, napkins, toppings and ice cream scoopers. The idea is to provide a complete “party in a box” with everything needed to celebrate any occasion or special event.

The product can also be customized in many ways. Customers can select from numerous options to customize and personalize their gift. With ice cream cakes, customers can choose the size of the cake, the ice cream flavors used in the cake, the writing on the cake and the color of the writing. Additionally, customers can provide a photograph to be placed on a cake and also include a personalized greeting card with their gift.

With our ice cream sundae party boxes, customers can choose the number of sundaes, the flavors of ice cream, the sauces and toppings included in the package, and they can also include a personalized greeting card.

With our ice cream cone party boxes, customers can choose the number of cones, the type of cones, the flavors of ice cream, the toppings included in the package, and they can also include a personalized greeting card.

Marketing

The Company’s marketing strategy is a combination of targeted mass marketing techniques. Our principal focus is web marketing, including website optimization, Search Engine Marketing and email marketing.

The Company will also market our products through traditional media channels such as direct mail and print advertising. Reasonable sales targets have been established with an implementation plan designed to ensure the goals set forth are achieved.

The marketing plan is designed to direct customers to our website and also receive inbound telephone calls from prospective customers. The website will be the main vehicle for converting sales.

We believe that U.S. consumers as a whole already have an awareness of our main product (ice cream), and thus our marketing mission is to spread awareness of our unique form of delivery and what we believe is its tremendous gifting appeal. A secondary marketing challenge is to market our products to people that are willing to spend a premium for our product compared to mail order gift items with lower price points such as flowers.

Competition

There is significant competition in the food gift industry from both small and large companies. The use of the Internet allows for few barriers to entry in the industry. As a result, there are literally hundreds of mail order food gift companies that operate in the US. These companies offer a wide variety of products including fruit, meat, seafood, nuts, coffee, popcorn, desserts, cakes, cookies and chocolate.

The vast majority of competitors use the Internet as their sole channel of distribution, as with our company, although several large national food gift companies combine their online stores with catalog mailings and traditional brick-and-mortar retail stores. Further, there are also franchised food gift competitors with both Internet and brick-and-mortar retail stores.

Suppliers

The Company utilizes Farley’s Homemade Ice Cream in Jackson, New Jersey  (“Farleys”) to handle all operational functions including customer service, production, order processing, order customization, packaging and shipping. This vendor also produces our ice cream under a private label with SendaScoop.  We operate on an open account basis with Farley’s, and currently pay fixed prices for ice cream.  We pay separately for shipping materials, and also pay a flat fulfillment fee per order shipped.  If for any reason Farley’s were unavailable to continue preparing and shipping our orders, there are many other ice cream manufacturers who would provide similar products and services at competitive prices.

Our Information Technology needs are handled by MacWorks, Inc., of Denver, Colorado (www.MacWorksInc.com).

Regulatory

The Company’s industry is not regulated by any government agencies. The Company is not regulated by any government agencies. We obtain orders from customers through our website, telephone and fax, and orders are then outsourced to vendors who produce and supply our products.

Employees

The Company has one (1) full-time employee and  one (1)  Independent Contractors that handle the administrative and sales functions of the business.

Properties

Our principal offices are located at 301 Fourth Street, #20, Annapolis, MD 21403.

Litigation

None.

Reports to Security Holders

We have filed a registration statement on Form S-1 under the Securities Act with the SEC with respect to the securities offered by this prospectus. This prospectus does not include all of the information contained in the registration statement or the exhibits and schedules filed therewith. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

We will file annual, quarterly and special reports and other information with the Securities and Exchange Commission. You can read these SEC filings and reports, including the registration statement, over the Internet at the SEC’s website at http://www.sec.gov. The public may also read and copy materials at the Public Reference Room of the SEC at 100 F Street, NE, Washington DC 20549, on official business days between the hours of 10:00 am and 3:00 pm.  Please call the SEC at (800) SEC-0330 for further information on the operations of the public reference facilities. We will provide a copy of our annual report to security holders, including audited financial statements, at no charge upon receipt of your written request to us at 301 Fourth Street, #20, Annapolis, MD 21403.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters discussed herein are forward-looking statements. Such forward-looking statements contained in this prospectus which is a part of our registration statement involve risks and uncertainties, including statements as to:

•	our future operating results;
•	our business prospects;
•	our contractual arrangements and relationships with third parties;
•	the dependence of our future success on the general economy;
•	our possible financings; and
•	The adequacy of our cash resources and working capital.

These forward-looking statements can generally be identified as such because the context of the statement will include words such as we “believe,” “anticipate,” “expect,” “estimate” or words of similar meaning. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which are described in close proximity to such statements and which could cause actual results to differ materially from those anticipated as of the date of this prospectus. Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included herein are only made as of the date of this prospectus, and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following information should be read in conjunction with our consolidated financial statements and related notes thereto included elsewhere in our financial statements and notes thereto and the related "Management's Discussion and Analysis of Financial Condition and Results of Operations". We also urge you to review and consider our disclosures describing various risks that may affect our business, which are set forth under the heading "Risk Factors".

Summary and Outlook of the Business

The Company, an online retailer that operates in the food gift industry, was started in January 2009 and operates in a highly competitive industry. The Company has a net loss of approximately $693,201  from inception to December 31, 2010 . To date management has been able to finance the business via private placements of its common stock and the issuance of debt. We plan to grow the Company’s customer base with an aggressive marketing plan targeted at both consumer and business customers, provided we are able to obtain the necessary capital to do so.

Revenues

The Company recorded revenue of $101,264 for the year ended December 31, 2010, and did not record any revenue for the year ended December 31, 2009 .  And if  we begin to increase revenue s , we plan to invest heavily in marketing and sales in order to build brand awareness and generate new customers. We estimate that our future marketing and sales costs will be $75,000 annually.

General and Administrative Expenses

We expect that general and administrative expenses associated with executive compensation will increase in the future. Our Chief Executive Officer began to be paid salary in 2009.

Going Concern

Our financial statements have been prepared assuming we will continue as a going concern. The Company has experienced a loss from operations during its development stage as a result of its investment necessary to achieve its operating plan, which is long-range in nature.  For the period from inception to December 31, 2010 ,  the Company incurred a net loss of approximately $693,201 .  The Company's ability to continue as a going concern is contingent upon its ability to attain profitable operations by securing financing and implementing its business plan.  In addition, the Company's ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which the Company operates.  The Company’s financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustment that might result from the outcome of this uncertainty. Assurances cannot be given that adequate financing can be obtained to meet our capital needs, which we estimate at $250,000.  If we are unable to generate profits and to continue to obtain financing to meet our working capital requirements, we may have to curtail our business sharply or cease operations altogether. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis to retain our current financing, to obtain additional financing, and, ultimately, to attain profitability. Should any of these events not occur, we will be adversely affected and we may have to cease operations.

Management has been able, thus far, to finance the losses and the growth of the business, through private placements of its common stock and the issuance of debt. The Company is continuing to attempt to increase what to date have been modest revenues within its core businesses.

Results of Operations for the period from January 1 to December 31, 2010

Revenue. Revenue for the period from January 1 to December 31, 2010, was $101,264.  Management believes revenue growth may accelerate in 2011 if additional capital can be obtained and applied to completing and upgrading the Company’s online presence. The Company did not generate any revenue for the year ended December 31, 2009.

Gross Income. For the period from January 1 to December 31, 2010, the Company generated gross income of $58,145.  We experienced a net loss from operations due to general and administrative expenses. Management believes that it will experience an increase in gross profits during 2011 as it continues to establish a market for its products and services.

General & Administrative Expenses. General and administrative expenses for the period from January 1 to December 31, 2010, were $403,512.  General and administrative expenses consisted mainly of personnel costs.  Management believes these expenses will increase as business continues to grow and as more personnel and larger facilities are required for the operation of the business.

Net Loss. Net loss for the period from January 1 to December 31, 2010, was $357,090. The net loss was primarily related to general and administrative expenses related to personnel costs.

As of December 31, 2010, the Company had an accumulated deficit of $693,201.

Liquidity and Capital Resources

The Company is currently illiquid.  The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital, as well as successful implementation of its business plan which contemplates increasing revenues significantly. Since its inception, the Company has been funded by its Chairman and, Chief Executive Officer, Board members and persons related to or acquainted with these. To remedy the current deficiency in our liquidity position, we plan to raise additional capital through additional private equity offerings, strategic agreements with partner companies, and private debt placement. Whether we will be successful in obtaining additional capital, or obtaining such capital on commercially reasonable terms, and whether we can significantly increase revenues, is uncertain.

As of December 31, 2010, total current assets were $5,092, which consisted of $1,409 of cash and $3,683 of prepaid expenses.

As of December 31, 2010, total current liabilities were $600,002, which consisted of $427,602 of accounts payable expenses and $172,400 of loan payable obligations.

During the period ended December 31, 2010, net cash used by operating activities was $103,445.

Cash flows from financing activities represented the Company’s principal source of cash for the period from inception through its fiscal year ended December 31, 2010. Cash flows from financing activities during this period were $172,400 consisting of proceeds in the amount of $32,400 from shareholder loans and $140,000 of proceeds from notes payable.

Set forth below is a table indicating the amount from loans and the amounts from Notes Payable received by the Company from inception, with the identity of each lender set forth. The Company has no commitments from such persons for further funding, and it is unknown whether such persons might lend further sums to the Company if needed in the future.

Notes Payable:

Name	Amount	Date	Interest Rate	Maturity Date
Tangiers Investors, LP	$25,000	2009	Non-interest bearing	Due on demand
JMJ Financial	75,000	2009/2010	14.4%	Dec. 15, 2013
Brian M. O’Hara	5,000	August 1, 2010	17%	August 1, 2011
Paul G. Irwin	25,000	August 10, 2010	17%	August 10, 2011
Paul G. Irwin	10,000	September 15, 2010	17%	September 15, 2010
TOTAL	140,000

Critical Accounting Policies

Revenue Recognition

In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured.  The following policies reflect specific criteria for the various revenues streams of the Company:

Revenue is recognized at the time the product is delivered.  Provision for sales returns will be estimated based on the Company's historical return experience.  Revenue is presented net of returns.

Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2010 .  The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values.  These financial instruments include cash and accounts payable and accrued expenses.  Fair values were assumed to approximate carrying values for these financial instruments because they are short term in nature and their carrying amounts approximate fair values.

Net Income (Loss) Per Common Share

Basic net (loss) income per common share is calculated using the weighted average common shares outstanding during each reporting period.  Diluted net (loss) income per common share adjusts the weighted average common shares for the potential dilution that could occur if common stock equivalents (convertible debt and preferred stock, warrants, stock options and restricted stock shares and units) were exercised or converted into common stock.  There were no common stock equivalents at December 31, 2010.

Income Taxes

Deferred income taxes are recognized for the tax consequences related to temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for tax purposes at each year end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.  A valuation allowance is recognized when, based on the weight of all available evidence, it is considered more likely than not that all, or some portion, of the deferred tax assets will not be realized.  Income tax expense is the sum of current income tax plus the change in deferred tax assets and liabilities.

ASC 740, Income Taxes, requires a company to first determine whether it is more likely than not (which is defined as a likelihood of more than fifty percent) that a tax position will be sustained based on its technical merits as of the reporting date, assuming that taxing authorities will examine the position and have full knowledge of all relevant information.  A tax position that meets this more likely than not threshold is then measured and recognized at the largest amount of benefit that is greater than fifty percent likely to be realized upon effective settlement with a taxing authority.

Stock-Based Compensation

The Company accounts for equity instruments issued to employees in accordance with ASC 718, Compensation - Stock Compensation.  ASC 718 requires all share-based compensation payments to be recognized in the financial statements based on the fair value using an option pricing model.  ASC 718 requires forfeitures to be estimated at the time of grant and revised in subsequent periods if actual forfeitures differ from initial estimates.

Equity instruments granted to non-employees are accounted for in accordance with ASC 505, Equity.  The final measurement date for the fair value of equity instruments with performance criteria is the date that each performance commitment for such equity instrument is satisfied or there is a significant disincentive for non-performance.

Off-Balance Sheet Arrangements

None.

Recent Accounting Pronouncements

In September 2009, Accounting Standards Codification ("ASC") became the source of authoritative GAAP recognized by the Financial Accounting Standards Board ("FASB") for nongovernmental entities, except for certain FASB Statements not yet incorporated into ASC.  Rules and interpretive releases of the SEC under federal securities laws are also sources of authoritative GAAP for registrants.

DESCRIPTION OF PROPERTY

Our principal offices are located at 301 Fourth Street, #20, Annapolis, MD 21403.  The property is leased from an unaffiliated third party on a monthly basis. The monthly lease payments are approximately $1,000.

We maintain fire and casualty insurance on our leased property in an amount deemed adequate by management.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Matthew L. Schissler, the Company’s Chairman of the Board, loaned the Company $5,000 and $16,400 during the fiscal years ended December 31, 2010 and 2009, respectively.  The loans bear no interest and are due on demand.

Jonathan F. Irwin, the Company’s Chief Executive Officer, loaned the Company $5,000 and $6,000 during the fiscal years ended December 31, 2010 and 2009, respectively.  The loans bear no interest and are due on demand.

On July 7, 2010, the Company entered into a consulting letter agreement which extends through July 1, 2012, with ANP Industries, Inc. (ANP), an unaffiliated company, whereby ANP agreed to render business consulting services to the Company, and to pay the costs of outside transactional  legal representation of the Company by the law firm of Davis & Associates over the term.  As consideration for these services, the Company privately issued 11,231,424 restricted shares of common stock to ANP.  The Company agreed to issue further shares over a period ending July 1, 2012, if necessary in order that total shares issued to ANP under the agreement at all times equals 9.99% of then outstanding shares of the Company.  The ANP business consulting services to the Company are being rendered by Donald Davis as a consultant to ANP.  Mr. Davis is both an accountant and a lawyer, with over 40 years of start up business and legal experience.  The legal services are being rendered by the law firm Davis & Associates, of which Mr. Davis is the principal and founding partner.  Christian Davis, also a consultant, is the principal officer and shareholder of ANP.  Donald Davis has no equity interest in ANP and does not serve as an officer or director, but has a family relationship with Christian Davis.

EXECUTIVE COMPENSATION

The Company accrued or paid compensation to our named executive officer for services rendered to the Company in all capacities during the 2009 and 2010 fiscal year as shown in the following table. No cash bonuses were paid for services rendered in the fiscal year ended December 31, 2009 and 2010 .

Overview

The following is a discussion of our program for compensating our named executive officer and directors. Currently, we do not have a compensation committee, and as such, our board of directors is responsible for determining the compensation of our named executive officer.

Compensation Program Objectives and Philosophy

The primary goals of our policy of executive compensation are to attract and retain the most talented and dedicated executive possible, to assure that our executive is compensated effectively in a manner consistent with our strategy and competitive practice and to align executive compensation with the achievement of our short- and long-term business objectives.

The board of directors considers a variety of factors in determining compensation of   our named executive officer, including the particular background and circumstances, such as training and prior relevant work experience, success in attracting and retaining savvy and technically proficient managers and employees, increasing revenues, broadening product line offerings, and managing costs.

In the near future, we expect that our board of directors will form a compensation committee charged with the oversight of executive compensation plans, policies and programs of our Company and with the full authority to determine and approve the compensation of our Chief Executive Officer. We expect that our compensation committee will continue to follow the general approach to executive compensation that we have followed to date, rewarding superior individual and company performance with commensurate cash compensation.

Elements of Compensation

Our compensation program for the named executive officer consists primarily of base salary. There is no retirement plan, long-term incentive plan or other such plans. We have not yet obtained a revenue stream with which to fund employee salaries and bonus plans. The base salary we provide is intended to equitably compensate the named executive officer based upon the level of responsibility, complexity and importance of role, leadership and growth potential, and experience.

Base Salary

Our named executive officer receives base salary commensurate with the role and responsibility. Base salary and subsequent adjustments, if any, are reviewed and approved by our board of directors annually, based on an informal review of relevant market data and the executive’s performance for the prior year, as well as the executive’s experience, expertise and position. The base salary paid to our named executive officer in 2009  and 2010 is reflected in the Summary Compensation Table below.

Employment Agreements

We have no employment agreements.

Retirement Benefits

Currently, we do not provide any company sponsored retirement benefits to the named executive officer.

Perquisites

Historically, we have not provided our named executive officer with any perquisites and other personal benefits. We do not view perquisites as a significant element of our compensation structure, but do believe that perquisites can be useful in attracting, motivating and retaining the executive talent for which we will compete. It is expected that our historical practices regarding perquisites will continue and will be subject to periodic review by our by our board of directors.

The following table sets forth the compensation paid to our Chief Executive Officer for each of our last two completed fiscal years.

Summary Compensation Table

Name and Position	Year	Salary ($)(1)		Bonus ($)	Option Awards ($) (1)	All Other Compensation ($)		Total ($)
Jonathan F. Irwin	2009	182,350	(2)	0	$0	466	(3)	182,816
Chief Executive Officer	2010	105,000	(4)	0	0	0		105,000
———————
(1)
The values shown in this column represent the dollar amount recognized for financial statement reporting purposes with respect to the 2009 fiscal year for the fair value of stock options granted in 2008 in accordance with SFAS 123(R). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)
Mr. Irwin received $32,350 in cash compensation and $150,000 of deferred compensation for the year ended December 31, 2009 . Deferred compensation is to be paid to Mr. Irwin by December 31, 2011 , in cash payments and/or shares of stock in the Company.

(3)
Mr. Irwin received $400 in stock compensation in the form of the issuance of 40 million restricted shares of Common Stock, in November of 2009 based upon a share price of .00001.  An additional 6,592,000 restricted shares of Common Stock were issued in December 2009 amounting to $66 in stock compensation.

(4)	Mr. Irwin received $58,500 in cash compensation and $46,500 of deferred compensation for the year ended December 31, 2010. Deferred compensation is to be paid to Mr. Irwin by December 31, 2011 in cash payments and/or shares of stock in the Company.

2009 -2010 Grants of Plan-Based Awards

The following table sets for information with respect to the grants of plan based awards of our principal executive officers and principal financial officer during 2009 and 2010 .

Name	Grant Date	All Other Option Awards (# of Shares)	Exercise Price of Option Awards ($/Share)	Grant Date Fair Value of Option Awards ($)
Jonathan F. Irwin, CEO		0	$0	$0

2009 -2010 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to the outstanding equity awards of our principal executive officer and principal financial officer during 2009 and 2010 .

	Option Awards
	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price	Option Expiration
Name	Exercisable	Unexercisable	($)	Date
Jonathan F. Irwin, CEO	0	0	0

COMPENSATION OF DIRECTORS

Director Compensation for year ending December 31, 2009

The following table sets forth with respect to the named director, compensation information inclusive of equity awards and payments made in the year ended December 31, 2009.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Matthew L. Schissler (1)	112,500	0	0	0	0	466	112,966
Joseph Vicente (2)	0	0	0	0	0	50	50
John J. Berkeridge, Jr. (3)	0	0	0	0	0	10	10
Jonathan F. Irwin	0	0	0	0	0	0	0
———————
(1)
Mr. Schissler received $400 in stock compensation in the form of the issuance of 40 million restricted shares of Common Stock, in November of 2009, based upon a share price of .00001 for service as a director and Chairman of the Board of Directors in 2009.   An additional 6,592,000 restricted shares of Common Stock were issued in December 2009 amounting to $66 in stock compensation.  Mr. Schissler received $112,500 in deferred compensation for the year ended December 31, 2009. Deferred compensation is to be paid to Mr. Schissler by December 31, 2011 in cash payments and/or shares of stock in the Company.

(2)	Mr. Vicente received $50 in stock compensation in the form of the issuance of 5 million restricted shares of Common Stock, in December of 2009 , for service as a director 2009 and 2010.

(3)	Mr. Berkeridge received $10 in stock compensation in the form of the issuance of 1 million restricted shares of Common Stock, in December of 2009, for service as a director in 2009 and 2010.

Director Compensation for year ending December 31, 2010

The following table sets forth with respect to the named director, compensation information inclusive of equity awards and payments made in the year ended December 31, 2010.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Matthew L. Schissler (1)	90,000	0	0	0	0	0	90,000

(1)
Mr. Schissler received $90,000 in deferred compensation for the year ended December 31, 2010. Deferred compensation is to be paid to Mr. Schissler by December 31, 2011 in cash payments and/or shares of stock in the Company.

The Board of Directors makes a determination each year of the contributions by each Board member to the business of the Company for the period under consideration, and on this basis, with the Board member under consideration abstaining from any vote, considers and votes upon what the Board considers to be fair compensation to such Board member for the year under consideration on the basis of his contributions.

As indicated in the tables above, the Board determined, with Mr. Schissler abstaining, that in both 2009 and 2010 Mr. Schissler made substantial contributions to moving forward the business of the Company, and in each year awarded Mr. Schissler compensation for serving on the Board of Directors and as its Chairman, in the amount of $90,000, for his effort and work on behalf of the Company.

The Company has not adopted a “Plan” for compensation of directors in the future, other than this annual review of the contributions by each member of the Board to the Company’s business for each year, and consideration of fair compensation for such contributions, with the subject Board member abstaining from any vote upon proposals for compensation to the Board member for serving on the Board.

There is no standard compensation arrangement for serving on the Board of Directors, and no member of the Board has any different or special compensation arrangement for his service on the Board.

Compensation Committee Interlocks and Insider Participation

We did not have a compensation committee during the year ended December 31, 2010 . During the fiscal year ended December 31, 2010 , our executive officer did not serve on the board of directors of any entities whose directors or officers serve on our board of directors.

FROZEN FOOD GIFT GROUP, INC.
d/b/a Sendascoop.com
(A Development Stage Company)

Condensed Balance Sheets as of September 30, 2010 (Unaudited) and December 31, 2009	F-13

Condensed Statements of Operations for the Nine Months Ended September 30, 2010 and 2009, and for the Period from January 2, 2009 (Inception) to September 30, 2010 (Unaudited)	F-14

Condensed Statements of Cash Flows for the Nine Months Ended September 30, 2010 and 2009, and for the Period from January 2, 2009 (Inception) to September 30, 2010 (Unaudited)	F-15

Notes to Financial Statements September 30, 2010	F-16

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stockholders and Board of Directors
Frozen Food Gift Group, Inc.
d/b/a Sendascoop.com

We have audited the accompanying balance sheet of Frozen Food Gift Group, Inc. (d/b/a Sendascoop.com), (A Development Stage Company) as of December 31, 2010, and the statements of operations, stockholders' (deficit) and cash flows for the years ended December 31, 2010 and 2009, and for the period from inception (January 2, 2009) to December 31, 2010.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Frozen Food Gift Group, Inc. (d/b/a Sendascoop.com), (A Development Stage Company) as of December 31, 2010, and results of its operations and its cash flows for the years ended December 31, 2010 and 2009, and for the period from inception (January 2, 2009) to December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has suffered a loss from operations and is in the development stage. These factors raise substantial doubt about the Company's ability to continue as a going concern.  Management's plans in regard to this matter are also discussed in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ David A. Aronson, CPA, P.A.
David A. Aronson, CPA. P.A.

North Miami Beach, Florida
March 24, 2011

Frozen Food Gift Group, Inc.
d/b/a Sendascoop.com
(A Development Stage Company)
Balance Sheet
December 31, 2010

ASSETS

Current Assets:
Cash	$1,409
Prepaid expenses	3,683
Total current assets	5,092

Equipment, net	2,813

$7,905

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$427,602
Loans payable – stockholders	32,400
Loans payable – other	140,000
Total current liabilities	600,002

Stockholders' (deficit):
Common stock, $0.00001 par value; 20,000,000,000 shares authorized,
112,426,666 issued and outstanding	1,124
Additional paid in capital	99,980
(Deficit) accumulated during development stage	(693,201)
(592,097)

$7,905

See accompanying notes to the financial statements.

Frozen Food Gift Group, Inc.
d/b/a Sendascoop.com
(A Development Stage Company)
Statements of Operations
For the Years Ended December 31, 2010 and 2009, and for the Period
From January 2, 2009 (Inception) to December 31, 2010

	From January 2, 2009 (Inception) to December 31, 2010	2010	2009

Revenue, net	$101,624	$101,624	$-
Cost of goods sold	43,479	43,479	-
Gross income	58,145	58,145	-

Expenses:
General and administrative expenses	739,623	403,512	336,111
	739,623	403,512	336,111

Net loss before other income and expenses	$(681,478)	(345,367)	$(336,111)

Other income and expenses
Interest expense	(11,723)	(11,723)

Loss per common share - Basic and fully diluted	$(0.01)	$(0.00)	$(0.00)

Weighted average number of shares outstanding - Basic and fully diluted	104,695,752	212,510,840	201,268,174

See accompanying notes to the financial statements.

Frozen Food Gift Group, Inc.
d/b/a Sendascoop.com
(A Development Stage Company)
Statement of Stockholders' (Deficit)
For the Period from January 2, 2009 (Inception) to December 31, 2010

	Common Stock		Additional Paid in Capital	Accumulated Deficit During Development Stage	Total Stockholders' Deficiency
	Shares	Amount
January 2, 2009 - Issuance of common
stock for services at $.00001 per share	99,184,000	$992	$-	$-	$992
Shares issued for services at $0.05 per share	2,000,000	20	99,980	-	100,000
Net loss	-	-	-	(336,111)	(336,111)
Balance December 31, 2009	101,184,000	1,012	99,980	(336,111)	(235,119)

Shares issued for services at $0.00001 per share	11,242,666	112			112
Net loss	-	-	-	(357,090)	(357,090)
Balance December 31, 2010	112,426,666	$1,124	$99,980	$(693,201)	$(592,097)

See accompanying notes to the financial statements.

Frozen Food Gift Group, Inc.
d/b/a Sendascoop.com
(A Development Stage Company)
Statements of Cash Flows
For the Years Ended December 31, 2010 and 2009, and for the Period
From January 2, 2009 (Inception) to December 31, 2010

	From January 2, 2009 (Inception) to December 31, 2010	2010	2009

Cash flows from operating activities:
Net loss	$(693,201)	$(357,090)	$(336,111)
Adjustments to reconcile net loss to net cash used
by operating activities:
Depreciation expense	437	437	-
Prepaid expenses	(3,683)	87,984	(91,667)
Accounts payable and accrued expenses	427,602	165,102	262,500
Common stock issued for services	101,104	112	100,992
Net cash (used by) operating activities	(167,741)	(103,455)	(64,286)

Cash flows from investing activities:
Purchase of equipment	(3,250)	(3,250)	-
Net cash provided by investing activities	(3,250)	(3,250)	-

Cash flows from financing activities:
Stockholders' loans	32,400	10,000	22,400
Loans payable – other	140,000	85,000	55,000
Net cash provided by financing activities	172,400	95,000	77,400

Net increase in cash	1,409	(11,705)	13,114
Cash at beginning of period	-	13,114	-
Cash at end of period	$1,409	$1,409	$13,114

Supplemental cash flow information:
Cash paid during the period for:
Interest	$6,334	$6,334	$-
Income taxes	$-	$-	$-

See accompanying notes to the financial statements.

Frozen Food Gift Group, Inc.
d/b/a Sendascoop.com
(A Development Stage Company)
Notes to Financial Statements
December 31, 2010 and 2009

Note 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The Company was created on January 2, 2009 and was incorporated in the state of Delaware later that year.  The Company is in the development stage.  The Company sells ice cream and related frozen products on the internet.

Revenue Recognition

In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured.  The following policies reflect specific criteria for the various revenues streams of the Company:

Revenue is recognized at the time the product is delivered.  Provision for sales returns will be estimated based on the Company's historical return experience.  Revenue is presented net of returns.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2010.  The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values.  These financial instruments include cash and accounts payable and accrued expenses.  Fair values were assumed to approximate carrying values for these financial instruments because they are short term in nature and their carrying amounts approximate fair values.

Net Income (Loss) Per Common Share

Basic net (loss) income per common share is calculated using the weighted average common shares outstanding during each reporting period.  Diluted net (loss) income per common share adjusts the weighted average common shares for the potential dilution that could occur if common stock equivalents (convertible debt and preferred stock, warrants, stock options and restricted stock shares and units) were exercised or converted into common stock.  There were no common stock equivalents at December 31, 2010.

Frozen Food Gift Group, Inc.
d/b/a Sendascoop.com
(A Development Stage Company)
Notes to Financial Statements
December 31, 2010 and 2009

Note 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Income Taxes

Deferred income taxes are recognized for the tax consequences related to temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for tax purposes at each year end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.  A valuation allowance is recognized when, based on the weight of all available evidence, it is considered more likely than not that all, or some portion, of the deferred tax assets will not be realized.  Income tax expense is the sum of current income tax plus the change in deferred tax assets and liabilities.

ASC 740, Income Taxes, requires a company to first determine whether it is more likely than not (which is defined as a likelihood of more than fifty percent) that a tax position will be sustained based on its technical merits as of the reporting date, assuming that taxing authorities will examine the position and have full knowledge of all relevant information.  A tax position that meets this more likely than not threshold is then measured and recognized at the largest amount of benefit that is greater than fifty percent likely to be realized upon effective settlement with a taxing authority.

Stock-Based Compensation

The Company accounts for equity instruments issued to employees in accordance with ASC 718, Compensation - Stock Compensation.  ASC 718 requires all share-based compensation payments to be recognized in the financial statements based on the fair value using an option pricing model.  ASC 718 requires forfeitures to be estimated at the time of grant and revised in subsequent periods if actual forfeitures differ from initial estimates.

Equity instruments granted to non-employees are accounted for in accordance with ASC 505, Equity.  The final measurement date for the fair value of equity instruments with performance criteria is the date that each performance commitment for such equity instrument is satisfied or there is a significant disincentive for non-performance.

Frozen Food Gift Group, Inc.
d/b/a Sendascoop.com
(A Development Stage Company)
Notes to Financial Statements
December 31, 2010 and 2009

Note 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Pronouncements

In September 2009, Accounting Standards Codification ("ASC") became the source of authoritative GAAP recognized by the Financial Accounting Standards Board ("FASB") for nongovernmental entities, except for certain FASB Statements not yet incorporated into ASC.  Rules and interpretive releases of the SEC under federal securities laws are also sources of authoritative GAAP for registrants.

Note 2.  STOCKHOLDERS' (DEFICIT)

At inception, the Company issued 99,184,000 shares of its common stock for costs and services related to its organization aggregating $992, which approximates the fair market value of the costs and services provided.  Accordingly, the Company has recorded a charge to operations of $992 during the period ended December 31, 2009.

During July 2009 the Company entered into an agreement with two individuals for consulting services in exchange for the private issuance of 2,000,000 shares of common stock.  The shares were valued at their fair market value of $100,000 and the value was charged to operations as general and administrative expenses.

In July 2010 the Company issued 11,242 shares of its common stock for consulting services at par value of $0.00001 per share.  The shares were valued at their fair market value of less than $1 and the value was charged to operations as general and administrative expenses.

In July 2010 the Company privately issued 11,231,424 shares of its common stock for consulting services at par value of $0.00001 per share (or $112).  The shares were valued at their fair market value of $112 and the value was charged to operations as general and administrative expenses.  (See Note 7)

Frozen Food Gift Group, Inc.
d/b/a Sendascoop.com
(A Development Stage Company)
Notes to Financial Statements
December 31, 2010 and 2009

Note 3.  INCOME TAXES

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes.  The sources and tax effects of the differences are as follows:

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes for the year ended December 31, 2010.  The sources and tax effects of the differences are as follows:

Income tax provision at the federal statutory rate	25%
Effect of operating losses	(25)%
0%

As of December 31, 2010, the Company has a net operating loss carryforward of approximately $287,000.  This loss will be available to offset future taxable income.  If not used, this carryforward will begin to expire in 2030.  The deferred tax asset relating to the operating loss carryforward has been fully reserved at December 31, 2010.  The principal difference between the operating loss for income tax purposes and reporting purposes results from the accrual of officers' compensation.

Note 4.  BASIS OF REPORTING

The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The Company has experienced a loss from operations during its development stage as a result of its investment necessary to achieve its operating plan, which is long-range in nature.  For the period from inception to December 31, 2010, the Company incurred a net loss of approximately $693,200.  In addition, the Company has no significant assets and limited revenues.

The Company's ability to continue as a going concern is contingent upon its ability to attain profitable operations by securing financing and implementing its business plan.  In addition, the Company's ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which the Company operates.

Frozen Food Gift Group, Inc.
d/b/a Sendascoop.com
(A Development Stage Company)
Notes to Financial Statements
December 31, 2010 and 2009

Note 4.  BASIS OF REPORTING (Continued)

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Note 5. SHAREHOLDER LOANS

Matthew L. Schissler, the Company’s Chairman of the Board, loaned the Company $5,000 and $16,400 during the fiscal years ended December 31, 2010 and  2009, respectively.  The loan bears no interest and is due on demand.

Jonathan F. Irwin, the Company’s Chief Executive Officer, loaned the Company $5,000 and $6,000 during the fiscal years ended December 31, 2010 and 2009, respectively.  The loan bears no interest and is due on demand.

Note 6. LOANS PAYABLE - OTHER

At December 31, 2010 the Company was indebted to an unrelated third party in the amount of $75,000.  The loan bears interest at 14.40% and principal and all accrued interest are due in December 2013.  Interest expense for the year 2010 was $10,800.

At December 31, 2010 the Company was indebted to an unrelated third party in the amount of $25,000.  The loan bears no interest and is due on demand.

At December 31, 2010 the Company was indebted to an unrelated third party in the amounts of $25,000 and $10,000.  The loans bear interest at 17% per annum and are due in August and September 2011, respectively.  The loan required all interest to be paid at the inception dates of the loans and the principal to be paid when the loans come due.  Interest expense for these notes in 2010 was $2,149.

At December 31, 2010 the Company was indebted to an unrelated third party in the amount of $5,000.  The loan bears interest at 17% per annum and is due in August  2011.  The loan requires interest to be paid quarterly while the principal is to be paid in one payment when the loan comes due.  Interest expense for the year ended 2010 was $354.

Frozen Food Gift Group, Inc.
d/b/a Sendascoop.com
(A Development Stage Company)
Notes to Financial Statements
December 31, 2010 and 2009

Note 7. COMMITMENTS

Until September 2010 the Company leased its corporate offices on a month to month basis.  For the year ended December 31, 2010 and 2009 rent expense was $15,000 and $ -0-, respectively.

In October 2010 the Company entered into a one year lease for its corporate offices.  The agreement requires the Company to make minimum monthly lease payments plus its pro-rata share of operating expenses.

At December 31, 2010, future minimum lease payments were as follows:

2011	$6,075

Rent expense for the year ended December 31, 2010 was $4,510.

In July 2010, the Company entered into a consulting agreement with an unrelated third party.  The agreement terminates in July 2012 and requires payment in the form of the Company's common stock.  In that regard the agreement calls for compensation equal to 9.99% of the then outstanding number of common shares and to maintain that percentage throughout the term of the agreement.  (See Note 3)

Frozen Food Gift Group, Inc.
d/b/a Sendascoop.com
(A Development Stage Company)
Condensed Balance Sheets
September 30, 2010 and December 31, 2009

ASSETS

	September 30, 2010	December 31, 2009
	(Unaudited)
Current Assets:
Cash	$8,739	$13,114
Prepaid expenses	22,015	91,667
Total current assets	30,754	104,781

Furniture and equipment, net	2,975	-

	$33,729	$104,781

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$377,593	$262,500
Loans payable - stockholders	26,400	22,400
Loans payable - other	140,000	55,000
Total current liabilities	543,993	339,900

Stockholders' Equity:
Common stock, $0.00001 par value; 20,000,000,000 shares authorized,
112,426,666 and 101,184,000 shares issued and outstanding, respectively	1,124	1,012
Additional paid in capital	99,980	99,980
Deficit accumulated during development stage	(611,368)	(336,111)
	(510,264)	(235,119)

	$33,729	$104,781

See accompanying summary of notes to unaudited condensed  financial statements.

Frozen Food Gift Group, Inc.
d/b/a Sendascoop.com
(A Development Stage Company)
Condensed Statements of Operations
For the Nine Months Ended September 30, 2010 and 2009, and for the Period
From January 2, 2009 (Inception) to September 30, 2010
(Unaudited)

	From January 2, 2009 (Inception) to September 30,	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2010	2010	2009	2010	2009

Revenue	$78,237	$16,249	$-	$78,237	$-
Cost of goods sold	9,778	3,498	-	9,778	-
Gross income	68,459	12,751	-	68,459	-

Expenses:
General and administrative expenses	653,892	100,612	33,629	317,781	33,629
Selling expenses	25,191	8,704	-	25,191	-
	679,083	109,316	33,629	342,972	33,629

Net (loss) before other income and expenses	(610,624)	(96,565)	(33,629)	(274,513)	(33,629)

Other income and expenses
Interest expense	(744)	(744)	-	(744)	-
Provision for income taxes	-	-	-	-	-
	(744)	(744)	-	(744)	-

Net (loss)	$(611,368)	$(97,309)	$(33,629)	$(275,257)	$(33,629)

(Loss) per common share - Basic and fully
diluted	$(0.01)	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted average number of shares
outstanding - Basic and fully diluted	103,164,021	111,693,449	100,510,087	104,725,646	50,255,043

See accompanying summary of notes to unaudited condensed  financial statements.

Frozen Food Gift Group, Inc.
d/b/a Sendascoop.com
(A Development Stage Company)
Condensed Statements of Cash Flows
For the Nine Months Ended September 30, 2010 and 2009, and for the Period
From January 2, 2009 (Inception) to September 30, 2010

	From January 2, 2009 (Inception) to September 30,	For the Nine Months Ended September 30,
	2010	2010	2009

Cash flows from operating activities:
Net (loss)	$(611,368)	$(275,257)	$(33,629)
Adjustments to reconcile net (loss) to
net cash (used by) operating activities:
Depreciation	275	275	-
Prepaid expenses	(22,015)	69,652	(91,667)
Accounts payable and accrued expenses	377,593	115,093	-
Stock issued for services	101,104	112	100,992
Net cash used in operating activities	(154,411)	(90,125)	(24,304)

Cash flows from investing activities:
Purchase of equipment	(3,250)	(3,250)	-
Net cash provided by (used in) investing activities	(3,250)	(3,250)	-

Cash flows from financing activities:
Stockholders' loans	1,400	(21,000)	9,900
Loans - other	165,000	110,000	15,000
Net cash provided by financing activities	166,400	89,000	24,000

Net increase in cash	8,739	(4,375)	596
Cash – January 1	-	13,114	-
Cash – June 30	$8,739	$8,739	$-
Cash – September 30			596

Supplemental cash flow information:
Cash paid during the period for:
Interest	$5,950	$5,950	$602
Income taxes	$-	$-	$-

See accompanying summary of notes to unaudited condensed  financial statements.

Frozen Food Gift Group, Inc.
d/b/a Sendascoop.com
(A Development Stage Company)
Notes to Financial Statements
September 30, 2010

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The Company was created on January 2, 2009 and was incorporated in the state of Delaware later that year.  The Company is in the development stage.  The Company intends to sell ice cream and related frozen products on the internet.  The Company has chosen December 31 as a year-end and has had limited activity from inception through September 30, 2010.

Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information.  Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with U.S. generally accepted accounting principles have been condensed or omitted pursuant to such principles and regulations of the Securities and Exchange Commission for Form 10-Q.  All adjustments, consisting of normal recurring adjustments, have been made which, in the opinion of management, are necessary for a fair presentation of the results of interim periods.  The results of operations for such interim periods are not necessarily indicative of the results that may be expected for a full year because of, among other things, seasonality factors in the retail business.  The unaudited financial statements contained herein should be read in conjunction with the audited financial statements and notes thereto for the fiscal year ended December 31, 2009.

The balance sheet at December 31, 2009 has been derived from the audited financial statements at that date but does not include all of the information and notes required by U.S. generally accepted accounting principles for complete financial statements.  For further information, refer to the financial statements and notes thereto for the fiscal year ended December 31, 2009.

Net Income (Loss) Per Common Share

The Company calculates net income (loss) per share based on the authoritative guidance.  Basic earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period.  Diluted earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding.  During periods in which the Company incurs losses common stock equivalents, if any, are not considered, as their effect would be anti-dilutive.

Frozen Food Gift Group, Inc.
d/b/a Sendascoop.com
(A Development Stage Company)
Notes to Financial Statements
September 30, 2010

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Segment Information

The Company follows Accounting Standards Codification ("ASC") 280, "Segment Reporting".  The Company currently operates in a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Income Taxes

Deferred income taxes are recognized for the tax consequences related to temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for tax purposes at each year end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.  A valuation allowance is recognized when, based on the weight of all available evidence, it is considered more likely than not that all, or some portion, of the deferred tax assets will not be realized.  Income tax expense is the sum of current income tax plus the change in deferred tax assets and liabilities.

ASC 740, Income Taxes, requires a company to first determine whether it is more likely than not (which is defined as a likelihood of more than fifty percent) that a tax position will be sustained based on its technical merits as of the reporting date, assuming that taxing authorities will examine the position and have full knowledge of all relevant information.  A tax position that meets this more likely than not threshold is then measured and recognized at the largest amount of benefit that is greater than fifty percent likely to be realized upon effective settlement with a taxing authority.

Stock-Based Compensation

The Company accounts for equity instruments issued to employees in accordance with ASC 718, Compensation - Stock Compensation.  ASC 718 requires all share-based compensation payments to be recognized in the financial statements based on the fair value using an option pricing model.  ASC 718 requires forfeitures to be estimated at the time of grant and revised in subsequent periods if actual forfeitures differ from initial estimates.

Frozen Food Gift Group, Inc.
d/b/a Sendascoop.com
(A Development Stage Company)
Notes to Financial Statements
September 30, 2010

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Pronouncements

In January 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2010-06 - "Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements".  This standard amends the disclosure guidance with respect to fair value measurements for both interim and annual reporting periods.  Specifically, this standard requires new disclosures for significant transfers of assets or liabilities between Level 1 and Level 2 in the fair value hierarchy, separate disclosures for purchases, sales, issuance and settlements of Level 3 fair value items on a gross, rather than net basis, and more robust disclosure of the valuation techniques and inputs used to measure Level 2 and Level 3 assets and liabilities.  MIC adopted the provisions of this guidance, as of January 1, 2010, with no material impact to the financial statements.

NOTE 2.  STOCKHOLDERS' EQUITY

The Company has authorized 200,000,000,000 shares of common stock with a par value of $0.00001 per share.  At September 30, 2010 and December 31, 2009, 112,426,666 shares of common stock were issued and outstanding.

At inception, the Company issued 99,184,000 shares of its common stock for costs and services related to its organization aggregating $992, which approximated the fair market value of the costs and services provided.  Accordingly, the Company recorded a charge to operations of $992 during the year ended December 31, 2009.

During August 2009 the Company entered into an agreement with two individuals for consulting services in exchange for the private  issuance of 2,000,000 shares of common stock.  The shares were valued at their fair market value of $100,000 and the value was charged to operations as general and administrative expenses.

In  July 2010 the Company privately issued 11,231,424 shares of its common stock for consulting services at par value $0.00001 (or $112).  The shares were valued at their fair market value of $112 and the value was charged to operations as general and administrative expenses.

Frozen Food Gift Group, Inc.
d/b/a Sendascoop.com
(A Development Stage Company)
Notes to Financial Statements
September 30, 2010

NOTE 3.  INCOME TAXES

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes.  The sources and tax effects of the differences are as follows:

As of September 30, 2010, the Company has a net operating loss carryforward of approximately $610,000.  This loss will be available to offset future taxable income.  If not used, this carryforward loss will expire in 2030. The deferred tax asset relating to the operating loss carryforward has been fully reserved at September 30, 2010.  The principal difference between the operating loss for income tax purposes and reporting purposes results from the issuance of common shares for services.

Income tax provision at the federal statutory rate	34%
Effect of operating losses	(34)%
0%

NOTE 4.  BASIS OF REPORTING

The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The Company has experienced a loss from operations during its development stage as a result of its investment necessary to achieve its operating plan, which is long-range in nature.  For the period from inception to September 30, 2010, the Company incurred a net loss of approximately $612,000. In addition, the Company has no significant assets or revenue generating operations.

The Company's ability to continue as a going concern is contingent upon its ability to attain profitable operations by securing financing and implementing its business plan.  In addition, the Company's ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which the Company operates.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses of this offering in connection with the issuance and distribution of the securities being registered, all of which are to be paid by the Registrant, are as follows:

Registration Fee	$57
Legal Fees and Expenses	$40,000
Accounting Fees and Expenses	$10,000
Total	$50,057

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify our directors and officers from and against certain claims arising from or related to future acts or omissions as a director or officer of the Company. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES

During the past three years the Company has had the following unregistered sales of its securities, in each case in reliance on the exemption from registration provided by section 4(2) of the Securities Act of 1933.

2010

In July of 2010, we privately issued 11,231,424 common shares to ANP Industries, Inc., as compensation and retainer for business consulting services rendered and further follow on services extending through July of 2012.  The total value of the shares on the date of issuance was $112.42 (based on a value of $.00001 per share).

In July of 2010, we privately issued 11,242 common shares to Judd Handler as partial compensation for sales and marketing services provided under an Independent Contractor agreement.  The total value of the shares on the date of issuance was less than $1 (based on a value of $.00001 per share).

2009

In July 2009, we privately issued 950,000 common shares to Joseph Masters for compensation from an Independent Contractor Agreement. The total value of the shares on the date of issuance was $47,500.

In July 2009, we privately issued 950,000 common shares to Phillip Nagele for compensation from an Independent Contractor Agreement. The total value of the shares on the date of issuance was $47,500.

In July 2009, we privately issued 100,000 common shares to Jack Gruber for compensation from an Independent Contractor Agreement. The total value of the shares on the date of issuance was $5,000.

In November 2009, we privately issued 40,000,000 common shares to Matthew L. Schissler for compensation for his role as the Company’s Chairman. The total value of the shares on the date of issuance was $400.

In November 2009, we privately issued 40,000,000 common shares to Jonathan F. Irwin for compensation for his role as the Company’s Chief Executive Officer. The total value of the shares on the date of issuance was $400.

In December 2009, we privately  issued 6,592,000 common shares to Matthew L. Schissler for compensation for his role as the Company’s Chairman. The total value of the shares on the date of issuance was $66.

In December 2009, we privately  issued 6,592,000 common shares to Jonathan F. Irwin for compensation for his role as the Company’s Chief Executive Officer. The total value of the shares on the date of issuance was $65.92.

In December 2009, we privately issued 5,000,000 common shares to Joseph Vicente for compensation for his role as a director of the Company. The total value of the shares on the date of issuance was $50.

In December 2009, we privately issued 1,000,000 common shares to John J. Berkeridge, Jr., for compensation for his role as a director of the Company. The total value of the shares on the date of issuance was $10.

In instances described above where we issued securities in reliance upon Section 4(2) under, the Securities Act, our reliance was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the sale of the stock took place directly between the offeree and us, (f) the offeree in each cash was sophisticated, able to bear the risks of investment, and able to fend for himself; (g) all shares were taken for investment and not with a view to distribution, and appropriate legends were placed on all share certificates., (h) in each case the Company has a significant and long lasting relationship with the investor prior to issuance.

ITEM 16.	EXHIBITS

Exhibit No.	Exhibit Description	Incorporated by Reference			Filed or Furnished Herewith
		Form	Date	Number

3.0	Articles of Incorporation	S-1	3/11/10	3.0
3.1	Amendment to Articles of Incorporation	S-1	3/11/10	3.1
3.2	Bylaws	S-1	3/11/10	3.2
5.1	Opinion of Legal Counsel, Thomas J. Sippel, Esq.				Filed
10.0	Independent Contractor Agreement by and between Newco Ice Cream, Inc. and Joseph Masters and Phillip Nagele, dated July 31, 2009	S-1/A1	5/14/10	10.0
10.1	Commercial Lease Agreement by and between Winaway International, Inc. and Frozen Food Gift Group, Inc., dated October 26, 2009	S-1/A1	5/14/10	10.1
10.2	Commercial Lease Agreement between McCleary Maritime Properties, LLC and Frozen Food Gift Group, Inc., dated September 23, 2010	S-1/A2	1/21/11	10.1
10.3	Pre-Incorporation Agreement between the Founders of Frozen Food Gift Group, Inc. dated January 2, 2009	S-1/A1	5/14/10	10.2
10.4	Independent Contractor Agreement by and between Frozen Food Gift Group, Inc. and Judd Handler, dated January 8, 2010	S-1/A1	5/14/10	10.4
10.5	Addendum to NEWCO Ice Cream Independent Contractor Agreement, dated July 31, 2009				Filed
10.6	Letter Agreement between Frozen Food Gift Group, Inc. and ANP Industries, Inc., executed July 7, 2010				Filed
14.0	Code of Ethics	S-1	3/11/10	14.0
23.1	Consent of David A. Aronson, CPA, P.A.				Filed
23.2	Consent of Legal Counsel, Thomas J. Sippel, Esq. (included in Exhibit 5.1)				Filed

ITEM 17.	UNDERTAKINGS

(A)  The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment of the Registration Statement) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	For the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to the purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(B)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 14 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

FROZEN FOOD GIFT GROUP, INC.

Date: June 3 , 2011	By:	/s/ JONATHAN F. IRWIN
Jonathan F. Irwin
Chief Executive Officer, Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer

POWER OF ATTORNEY

Each director and/or officer of the registrant whose signature appears below hereby appoints Jonathan F. Irwin as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this Registration Statement (and to any registration statement filed pursuant to Rule 462 under the Securities Act of 1933).

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Matthew L. Schissler	Chairman of the Board	June 3 , 2011
Matthew L. Schissler

/s/ Jonathan F. Irwin	Chief Executive Officer	June 3 , 2011
Jonathan F. Irwin

/s/ Joseph Vicente	Director	June 3 , 2011
Joseph Vicente

/s/ John J. Berkeridge, Jr.	Director	June 3 , 2011
John J. Berkeridge, Jr.

EXHIBIT INDEX

EXHIBIT	DESCRIPTION
5.1	Opinion of Legal Counsel, Thomas J. Sippel, Esq.
10.5	Addendum to NEWCO Ice Cream Independent Contractor Agreement, dated July 31, 2009
10.6	Letter Agreement between Frozen Food Gift Group, Inc. and ANP Industries, Inc., executed July 7, 2010
23.1	Consent of David A. Aronson, CPA, P.A.
23.2	Consent of Legal Counsel, Thomas J. Sippel, Esq. (included in Exhibit 5.1)